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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS—DELOITTE & TOUCHE

        We consent to the incorporation by reference in Registration Statement No. 333-38392 and No. 333-68820 of VIA NET.WORKS, Inc. on Form S-8 of our report dated March 26, 2003, relating to the consolidated financial statements of VIA NET.WORKS, Inc. as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 10-K of VIA NET.WORKS, Inc.

/s/ DELOITTE & TOUCHE London, United Kingdom March 26, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS—DELOITTE & TOUCHE